EXHIBIT 99.1

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS

                                         Standard         Moody's
                                         & Poor's       Investors
                                      Corporation         Service    Fitch, Inc.
--------------------------------------------------------------------------------
At March 31, 2003
--------------------------------------------------------------------------------

Household Finance Corporation
  Senior debt                                   A              A2              A
  Senior subordinated debt                     A-              A3             A-
  Commercial paper                            A-1             P-1            F-1

Household Bank (Nevada), N.A. (1)
  Senior debt                                   A              A2              A

(1) On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into Household Bank (SB), N.A.

                                       30